UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

LONDAX CORP.
.(Exact name of registrant as specified in its charter)

Wyoming	333-274140	35-2807931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Puces iela 47, Riga, Latvia	LV-1082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +372 712 1419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 31, 2025, Olegs Pavlovs director of LondaxCor.,(«Company»), who is the owner of 4,000,000 restricted shares representing 76.465% of the Company’s outstanding share capital, voluntarily decided to cancel 3,000,000 of his restricted shares. The cancellation was made without any compensation or consideration, and in the best interest of the Company. This action resulted in a material change to the Company's capital structure and a reduction in total outstanding shares, impacting the Company’s reported shareholder equity and ownership distribution. The cancellation is effective as of July 31, 2025.

As a result of this cancellation:

The total number of outstanding shares of the Company was reduced from 5,231,135 shares to 2,231,135 shares.

Mr. Pavlovs ownership was reduced from 4,000,000 shares (76.465%) to 1,000,000 shares (44.82%).

Details of Restricted Shares:

Shareholder	Before Cancellation(Shares)	Before Cancellation(%)	After Cancellation(Shares)	After Cancellation(%)
Mr. Pavlovs	4,000,000	76.465%	1,000,000	44.28%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Londax Corp.

Date: July 31, 2025	By:	/s/ Olegs Pavlovs
Olegs Pavlovs
President, Treasurer, Secretary and Director

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